UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2014

DIGITAL REALTY TRUST, INC.

DIGITAL REALTY TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland Maryland	001-32336 000-54023	26-0081711 20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California		94111
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code) (415) 738-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

SUPPLEMENTAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This discussion is a supplement to, and is intended to be read together with, the discussion under the heading “United States Federal Income Tax Considerations” included in our Registration Statement on Form S-3 (File No. 33-3180886 and 333-180886-01), which we refer to as the Registration Statement, and supersedes, in its entirety, the discussion under the heading “Supplemental United States Federal Income Tax Considerations” included in our Current Report on Form 8-K filed with the SEC on April 2, 2013. This summary is for general information only and is not tax advice.

The following is a supplement to, and should be read together with, the discussion under the heading “United States Federal Income Tax Considerations—Taxation of Our Company” in the Registration Statement.

Final Treasury Regulations Regarding Certain Asset Dispositions

If we acquire any asset from a corporation that is or has been a C corporation in a transaction in which the tax basis of the asset in our hands is less than the fair market value of the asset, in each case determined at the time we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then as described in the Registration Statement under the heading “-Taxation of Our Company-General,” we generally will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to recognize gain with respect to the disposition of the assets under the applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation.

The IRS has issued Final Treasury Regulations that exclude from the application of this built-in gains tax any gain from the sale of property we acquired in an exchange under Section 1031 (a like kind exchange) or 1033 (an involuntary conversion) of the Code.

The following discussion supersedes the first three paragraphs in the discussion under the heading “United States Federal Income Tax Considerations—Taxation of Our Company-Annual Distribution Requirements” in the Registration Statement.

To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our “REIT taxable income”; and

•	90% of our after tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of our non-cash income over 5% of our “REIT taxable income” as described below.

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveling of stepped rents, original issue discount, cancellation of indebtedness, and any like-kind exchanges that are later determined to be taxable.

Also, our “REIT taxable income” will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined at the time we acquired the asset, within the ten-year period following our acquisition of such asset. See “Final Treasury Regulations Regarding Certain Asset Dispositions” above.

The following discussion supersedes the discussion under the headings “United States Federal Income Tax Considerations—Taxation of Taxable U.S. Holders of our Capital Stock—Foreign Accounts” in the Registration Statement.

Foreign Accounts. Certain payments made to “foreign financial institutions” in respect of accounts of U.S. stockholders at such financial institutions may be subject to withholding at a rate of 30%. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this withholding provision on their ownership and disposition of our capital stock and the effective date of such provision. See “United States Federal Income Tax Considerations—Foreign Accounts.”

The following discussion supersedes the discussion under the headings “United States Federal Income Tax Considerations—Tax Rates” and “—Tax Rates—Medicare Tax on Unearned Income” in the Registration Statement.

Tax Rates. The maximum tax rate for non-corporate taxpayers for capital gains, including certain “capital gain dividends,” is generally 20% (although depending on the characteristics of the assets that produced these gains and on designations that we may make, certain capital gain dividends may be taxed at a 25% rate). Capital gain dividends will only be eligible for the rates describe above to the extent they are properly designated by the REIT as “capital gain dividends.” The maximum tax rate for non-corporate taxpayers for income that the REIT properly designates as “qualified dividend income” is generally 20%. However, dividends payable by REITs are not eligible for the 20% tax rate on qualified dividend income, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). In addition, U.S. stockholders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

Medicare Tax on Unearned Income. Certain U.S. stockholders that are individuals, estates or trusts are required pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. U.S. stockholders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock.

The following discussion supersedes the discussion under the heading “United States Federal Income Tax Considerations—Foreign Accounts” in the Registration Statement.

Foreign Accounts. Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-U.S. entities (including payments to U.S. holders who hold shares of our capital stock or debt securities through such a foreign financial institution or non-U.S. entity). Specifically, a 30% withholding tax may be imposed on dividends and interest on, and gross proceeds from the sale or other disposition of, our capital stock paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and IRS guidance, withholding under FATCA generally will apply to payments of dividends or interest made on or after July 1, 2014 and to payments of gross proceeds from a sale or other disposition of capital stock or debt securities on or after January 1, 2017. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the FATCA withholding we may treat the entire distribution as a dividend. In addition, the FATCA withholding generally would not apply to debt securities issued before July 1, 2014, provided that if any such debt securities are significantly modified (within the meaning of applicable Treasury Regulations) on or after July 1, 2014, payments on such debt securities could be subject to the FATCA withholding described above. Prospective investors should consult their tax advisors regarding these withholding provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: March 19, 2014

Digital Realty Trust, Inc.

By:	/s/ Joshua A. Mills
Joshua A. Mills
Senior Vice President, General Counsel and Assistant Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ Joshua A. Mills
Joshua A. Mills
Senior Vice President, General Counsel and Assistant Secretary